UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): May 30, 2003

                         NATIONAL TAX CREDIT PARTNERS, L.P.
               (Exact Name of Registrant as Specified in Its Charter)


               California                   0-18541               95-4205231
      (State or other jurisdiction        (Commission          (I.R.S. Employer
            of incorporation)             File Number)          Identification
                                                                    Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


         Registrant's telephone number, including area code (864) 239-1000


                                       N/A

                   (Former address, if changed since last report)

Item 5.     Other Events.

On May 30, 2003, National Partnership Investments Corp. ("NAPICO") and certain other defendants entered into a memorandum of understanding with the plaintiff class and their counsel relating to the settlement of In Re Real Estate Associates Limited Partnership Litigation (the "REAL Litigation"). The proposed settlement is subject to final documentation, court approval and approval by the plaintiff class. The principal terms of the proposed settlement include the following:

1. Alan Casden and certain related entities will deposit $29 million into an escrow account immediately following the preliminary approval by the court of the stipulation of settlement. Upon final approval of the settlement by the court and the class of plaintiffs, the deposit will be released to the plaintiffs.

2. Alan Casden and certain related entities will transfer to an agent for the plaintiffs shares they own of common stock of Apartment Investment and Management Company ("Aimco") with an aggregate market value of $19 million (determined as of the effective date of the settlement agreement), subject to certain transfer restrictions.

3. NAPICO, or a maker to be determined, will issue an aggregate of $35 million in promissory notes to an agent for the plaintiffs. An aggregate of $7 million of notes will be repaid each year. The notes will bear interest based on applicable rates of U.S. Treasury bills with similar maturities. As a condition to the effectiveness of the settlement, the notes will be guaranteed by Aimco or an affiliate of Aimco.

4. The parties will cooperate and will stipulate to expunge the judgment entered on April 3, 2003.

5. The parties will release each other and related parties from any and all claims related to the partnerships that are the subject of the REAL Litigation and the plaintiffs' investment in the partnerships.

6. Plaintiffs' pending motion to seek to have a court-appointed receiver for NAPICO will be withdrawn.

In connection with the proposed settlement, NAPICO has also reached an agreement in principle, subject to documentation, with the prior shareholders of Casden Properties Inc. The principal terms of this agreement in principle include:

1. Parties will stipulate that the action commenced on May 13, 2003 by NAPICO against the former shareholders of Casden Properties Inc. and other indemnitors in the Casden Merger will be voluntarily discontinued.

2. Resolution by Alan Casden and certain related entities of all pending claims of NAPICO and its affiliates for indemnification in connection with the REAL Litigation and related matters.

3. Alan Casden, or an affiliated entity, will issue negotiable promissory notes to NAPICO, or an affiliated entity, in the aggregate amount of $35 million with the same interest and maturity as the promissory notes issued by NAPICO to the plaintiffs. Payment of these notes will be secured by (i) a pledge of 744,681 shares of Aimco common stock owned by Alan Casden or an affiliated entity and (ii) cash proceeds of any actions, claims, recoveries, reimbursements, indemnities or settlements that Alan Casden or any of his affiliates, or any of the former shareholders of Casden Properties Inc., receive in connection with or related to the REAL
     Litigation or any of the circumstances underlying the REAL Litigation (collectively, "Recoveries"). The notes will be required to be prepaid with any Recoveries received and only in the order of their nearest maturity.

4. An affiliate of Aimco will provide $25 million of debt financing to an entity owned by Alan Casden or a related entity. In addition, there will be a reduction of $25 million in a $70 million standby facility extended to another entity in the Casden Merger. Completion of these transactions is subject to any applicable consent requirements.

The parties are working to finalize definitive documentation to reflect the foregoing agreement in principle. However, there can be no assurance that the parties will do so.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NATIONAL TAX CREDIT PARTNERS, L.P.
                                    (a California limited partnership)


                                    By:   National Partnership Investments Corp.
                                          General Partner


                                    By:   /s/Brian H. Shuman
                                          Brian H. Shuman
                                          Senior Vice President and
                                          Chief Financial Officer


                                    Date: June 2, 2003